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                                                                    EXHIBIT 99.6

          INSTRUCTIONS BY BENEFICIAL OWNER TO BROKER OR OTHER NOMINEE

                      CALAVO GROWERS, INC. RIGHTS OFFERING

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to in the letter that relate to the offering of shares of the common stock (the "COMMON STOCK") of Calavo Growers, Inc. (the "COMPANY") pursuant to subscription rights to purchase Common Stock ("RIGHTS") that the Company distributed to its shareholders of record.

        This will instruct you as to whether to exercise Rights with respect to the shares of Common Stock held by you for the account of the undersigned. The exercise of Rights is subject to the terms and conditions set forth in the Company's Prospectus dated [_______], 2002 and the related "Instructions as to the Use of Calavo Growers, Inc. Subscription Warrants."

Box 1 [ ] Please do not exercise Rights for shares of Common Stock.

Box 2 [ ] Please exercise Rights for shares of Common Stock as set forth below:

                                    NUMBER      SUBSCRIPTION
                                   OF SHARES        PRICE                        PAYMENT
                                  -----------  -----------------         ----------------------------
Basic Subscription Privilege:*      _______    x       $5.00          =  $________ (Line 1)

Oversubscription Privilege:*        _______    x       $5.00          =  $________ (Line 2)

                                               Total Payment Required =  $________

                                                                         (Sum of Lines 1 and 2 must
                                                                         equal total of amounts in
                                                                         Boxes 3 and 4 below)


* PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE, A BENEFICIAL OWNER MAY PURCHASE ONE SHARE FOR EACH RIGHT THAT HE OR SHE BENEFICIALLY OWNS. THE OVERSUBSCRIPTION PRIVILEGE MAY BE EXERCISED ONLY IF THE BASIC SUBSCRIPTION PRIVILEGE IS FULLY EXERCISED.

Box 3  [ ]   Payment in the following amount is enclosed: $_______________

Box 4  [ ]   Please deduct payment from the following account maintained by you as follows:


-------------------------------------      -------------------------------------
           Type of Account                                Account No.

                Amount to be deducted:    $
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Date: ________________, 2002                ------------------------------------

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                                                          Signature(s)

                                            Please type or print name(s) below

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